EXHIBIT 23-1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-58086 of Pure Steel Custom Cycles, Inc. on Form SB-2 of our report dated October 23, 2001, (Except for Note 12 to which the date is January 2, 2002) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Pannell Kerr Forster of Texas, P.C.
March 8, 2002